EXHIBITS 5.1 AND 23.1

MCKEE NELSON LLP
One Battery Park Plaza
New York, New York 10004

June 20, 2006

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Re:       Securitized Asset Backed Receivables LLC

            Registration Statement on Form S-3

            (No. 333-130543)

Ladies and Gentlemen:

We have acted as counsel in connection with Securitized Asset Backed Receivables LLC Trust 2006-CB5 (the “Trust”) in connection with the issuance of Mortgage Pass-Through Certificates, Series 2006-CB5  (the “Offered Certificates”). A Registration Statement on Form S-3 relating to the Offered Certificates (No. 333-130543) (the “Registration Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective on March 2, 2006.  As set forth in the Prospectus dated April 20, 2006 (the “Prospectus”) and the Prospectus Supplement dated June 29, 2006 (the “Prospectus Supplement”), the Offered Certificates will be issued pursuant to the terms of a Pooling and Servicing Agreement dated as of June 1, 2006 (the “PSA”), among Securitized Asset Backed Receivables LLC, as depositor, (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing & Securitization LLC, as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the PSA.

We have examined a form of the PSA, forms of the Offered Certificates, and the Prospectus and Prospectus Supplement.  We also have examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of copies of documents submitted to us and compliance with the PSA by the parties thereto.

Based upon the foregoing, we are of the opinion that when the issuance, execution and delivery of the Offered Certificates have been authorized by all necessary action of the Trust in accordance with the provisions of the PSA, and when such Offered Certificates have been duly executed and delivered, authenticated by the Trustee and delivered against payment therefor  pursuant to the Underwriting Agreement dated as of June 27, 2006 between Securitized Asset Backed Receivables LLC and the underwriter named therein, assuming that the terms of the Offered Certificates are otherwise in compliance with applicable law at such time, the Offered Certificates will be legally issued, fully paid and non-assessable.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus Supplement.

/s/ MCKEE NELSON LLP

MCKEE NELSON LLP

EXHIBITS  8.1 AND 23.1

MCKEE NELSON LLP
One Battery Park Plaza
New York, New York 10004

June 30, 2006

Securitized Asset Backed Receivables LLC

200 Park Avenue

New York, New York 10166

Re:       Securitized Asset Backed Receivables LLC

            Registration Statement on Form S-3

            (No. 333-130543)

Ladies and Gentlemen:

We have acted as counsel in connection with Securitized Asset Backed Receivables LLC Trust 2006-CB5 (the “Trust”) in connection with the offer and issuance of Mortgage Pass-Through Certificates, Series 2006-CB5  (the “Offered Certificates”). A Registration Statement on Form S-3 relating to the Offered Certificates (No. 333-130543) (the “Registration Statement”) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective on March 2, 2006.  As set forth in the Prospectus dated April 20, 2006 (the “Prospectus”) and the Prospectus Supplement dated June 29, 2006 (the “Prospectus Supplement”), the Offered Certificates will be issued pursuant to the terms of a Pooling and Servicing Agreement dated as of June 1, 2006 (the “PSA”), among Securitized Asset Backed Receivables LLC, as depositor, (the “Depositor”), Litton Loan Servicing LP, as servicer (the “Servicer”), Credit-Based Asset Servicing & Securitization LLC, as seller (the “Seller”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the PSA.

We have examined a form of the PSA, forms of the Certificates, and the Prospectus and Prospectus Supplement.  We also have examined such other documents, papers, statutes and authorities as we have deemed necessary to form the basis for the opinions hereinafter expressed.  In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of copies of documents submitted to us and compliance with the PSA by the parties thereto.

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.  The advice is written to support the promotion or marketing of the transaction addressed in this opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

Based upon the foregoing, we are of the opinion that for federal income tax purposes, assuming (i) the appropriate election is made, and (ii) compliance with all of the provisions of the PSA, each REMIC formed pursuant to the PSA will constitute a REMIC, the Offered Certificates, the subordinated Class B Certificates, and the Class CE and Class P Certificates will be considered to represent ownership of “regular interests” in a REMIC, the Class R-X Certificate will be considered to represent the sole class of “residual interest” in each R-X REMIC and the Class R Certificate will be considered to represent the sole class of “residual interest” in each remaining REMIC. This opinion confirms and adopts the opinion set forth in the prospectus and prospectus supplement, which form a part of the Registration Statement.  In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the headings “Legal Matters” and “Federal Income Tax Considerations” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus Supplement.

/s/ MCKEE NELSON LLP

MCKEE NELSON LLP